Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 4.661 Million Tokens, and Total Crypto and Total Cash Holdings of $11.0 Billion

Bitmine has 3,142,643 staked ETH, representing $6.5 billion at $2,072 per ETH; MAVAN staking solution on track to launch Q1 2026

Bitmine now owns 3.86% of the ETH token supply, over 77% of the way to the ‘Alchemy of 5%’ in just 8 months

Bitmine owns $95 million of ORBS, now one of the only publicly listed equities in the world to give investors direct exposure to OpenAI

Prediction markets see 68% chance Clarity Act signed into law in 2026, a positive catalyst for ETH

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $11.0 billion, including 4.661 million ETH tokens, total cash of $1.1 billion, and other crypto holdings

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 101st most traded stock in the US, trading $1.2 billion per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, NV, March 23, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $11.0 billion.

As of March 22, 2026 at 3:00pm ET, the Company’s crypto holdings are comprised of 4,660,903 ETH at $2,072 per ETH (NASDAQ: COIN), 196 Bitcoin (BTC), $200 million stake in Beast Industries, $95 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $1.1 billion. Bitmine’s ETH holdings are 3.86% of the ETH supply (of 120.7 million ETH).

“As many have noticed, crypto and particularly ETH have outperformed the broader market since the Iran war commenced, with ETH rising 18% and outperforming equities by 2,450bp. This is a marked contrast to Gold (a traditional store of value), which has fallen more than 15%. Crypto is demonstrating itself to be a good ‘war time’ store of value,” said Thomas “Tom” Lee, Chairman of Bitmine.

Ethereum

Overview
Chart
XETUSD Curncy
2060.250 -95.328 -4.42% At 16:58:35
Price Chart 02/26 17:00 - 03/22 16:59 Period: 15m
Close on 2/26 2030.830
Change 29.370 (1.45%)
High on 03/16 18:00 2385.450
Low on 02/28 02:00 1835.830
SMA(20) 2072.692
SMA(50) 2077.923
SMA(200) 2124.359
2400
2350
2300
2250
2200
2150
2124.359
2100
2077.923
2060.200
2000
1950
1900
1850
March
1D 3D 1M 6M YTD 1Y 5Y

Gold

Overview
Chart
XAU Curncy
4492.42 -157.60 -3.39% At 03/20/26
Price Chart 02/26 17:00 - 03/20 16:59 Period: 1h
Close on 2/26 5184.97
Change -692.55 (-13.36%)
High on 03/02 02:00 5419.11
Low on 03/20 14:00 4477.80
SMA(20) 4631.68
SMA(50) 4684.43
SMA(200) 4981.01
5.4k
5.3k
5.2k
5.1k
4981.01
4.9k
4.8k
4684.43
4631.68
4.6k
4492.42
27 02 03 04 05 06 09 10 11 12 13 16 17 18 19 20
March
1D 3D 1M 6M YTD 1Y 5Y

“The Clarity Act continues to make progress in Congress and is expected to be signed into law before the end of April. In fact, prediction markets like Polymarket.com see greater than 68% chance of passage before year end. This is a positive fundamental catalyst for ethereum. And another reason probabilities favor the crypto winter as being largely behind us,” continued Lee.

Polymarket
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Crypto · Trump

Clarity Act signed into law in 2026?

68% chance ▼ 4%

Polymarket
80%
70%
60%
50%
40%
30%
Mar 1
Mar 8
Mar 15
Mar 22

$415,147 Vol.

1H 1D 1W 1M MAX

“Bitmine has maintained the increased pace of ETH buys in each of the past three weeks, as our base case is ETH is in the final stages of the ‘mini-crypto winter.’ In the past week, we acquired 65,341 ETH compared to an average of 45k to 50k weekly prior to that,” stated Lee.

As of March 23, 2026, Bitmine total staked ETH stands at 3,142,643 ($6.5 billion at $2,072 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the ETH staking reward is $272 million annually (using 2.83% 7-day BMNR yield),” stated Lee.

“Annualized staking revenues are now $184 million. And this 3.1 million ETH is about 67% of the 4.7 million ETH held by Bitmine. The CESR (Composite Ethereum Staking Rate, administered by Quatrefoil) is 2.75%, while Bitmine’s own staking operations generated a 7-day yield of 2.83% (annualized). We continue to make progress on our staking solution known as The Made in America VAlidator Network (MAVAN). This will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026. Bitmine is currently working with 3 staking providers as the Company moves towards unveiling MAVAN in 2026,” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which owns 761,068 BTC valued at $52 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.2 billion (5-day average, as of March 20, 2026), ranking #101 in the US, behind American Express (rank #100) and ahead of Thermo Fisher Scientific (rank #102) among 5,704 US-listed stocks (statista.com and Fundstrat research).

BITMINE · BMNR

1

ALCHEMY OF 5%: BMNR ranked #101 by 5D avg daily $ volume

98	AAOI	Applied Optoelectronics Inc	Technology	$6,583	$1,241
99	ADI	Analog Devices Inc	Technology	$151,065	$1,231
100	AXP	American Express Co	Financials	$202,894	$1,227
101	**BMNR**	**Bitmine Immersion Tech**	**Technology**	**$11,177**	**$1,199**
102	TMO	Thermo Fisher Scientific Inc	Health Care	$176,228	$1,161
103	FDX	FedEx Corp	Industrials	$85,624	$1,130
104	MCD	McDonald's Corp	Discretionary	$219,407	$1,130

As of Mar 20, 2026

Illustrative | For Discussion Purposes

The GENIUS Act and Securities and Exchange Commission’s (the “SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here: https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company will launch MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

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